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EXHIBIT 4.1

                               DEXTER CORPORATION
                          1999 LONG TERM INCENTIVE PLAN

                               GENERAL PROVISIONS

I.  PURPOSE.

   The purpose of the 1999 Long Term Incentive Plan (the "Plan") is to enable Dexter Corporation (the "Company") to offer stock-based and other incentive compensation opportunities to designated key employees of the Company and of its affiliates in order to promote the Company's long-term financial success and enhance shareholder value.

II.  DEFINITIONS.

   As used in this Plan, except where the context otherwise indicates, the following definitions apply:

     (1) "affiliate" means any corporation, partnership, or entity in which the Company, directly or indirectly, owns a 50 percent or greater equity interest.

     (2) "award" means a stock option, stock appreciation right ("SAR"), restricted stock, performance award, incentive share, dividend equivalent right ("DER"), or other award under the Plan.

     (3) "Board" means the Board of Directors of the Company.

     (4) "Business Contribution" means, for any performance period, with respect to the Company or a designated business unit, net income for such period, before acquisition charges, interest expense, LIFO gain or loss, other non-operating charges, taxes on income and minority interest income, all as reflected in the financial statements of the Company or designated business unit, as applicable, prepared in accordance with generally accepted accounting practices, consistently applied, for such performance period.

     (5) "Code" means the Internal Revenue Code, as in effect from time to time.

     (6) "Committee" means the Company's Compensation & Organization Committee or another committee designated by the Board, which committee shall consist of two or more members of the Board, each of whom is an "outside director" as that term is defined in Section 162(m) and a "disinterested person" within the meaning of Rule 16b-3.

     (7) "designated beneficiary" means the person designated by the grantee of an award hereunder to be entitled, on the death of the grantee, to any remaining rights arising out of such award. Such designation must be made in writing and in accordance with such regulations as the Committee may establish.
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     (8) "detrimental activity" means activity that is determined in individual cases, by the Committee, to be detrimental to the interests of the Company or any affiliate.

     (9) "dividend equivalent right," herein sometimes called a "DER," means the right of the holder thereof to receive, pursuant to the terms of the DER, credits based on the cash dividends that would be paid on the shares specified in the DER if such shares were held by the grantee, as more particularly set forth in Section XII (1).

     (10) "Earnings Per Share" means, for any performance period, the consolidated net income of the Company for such period, before extraordinary and unusual items and the cumulative effect of any change in accounting principles, divided by the weighted average number of shares of the Company's outstanding common stock.

     (11) "effectively granted" means, for purposes of determining the number of shares subject to an outstanding award under the Plan, the number of shares subject to such award or the number of shares with respect to which the value of such award is measured, as applicable, determined in each case according to the standards of Rule 16b-3. An option that includes a SAR shall be considered a single award for this purpose.

     (12) "effectively issued" means the gross number of shares purchased, issued, delivered, or paid free of restrictions upon the exercise, settlement, or payment of an award, or lapse of restrictions thereon, as the case may be.

     (13) "eligible employee" means an employee who is a director or officer, or in a managerial, professional, or other key position as determined by the Committee.

     (14) "employee" means a regular employee of the Company or one of its affiliates.

     (15) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

     (16) "fair market value" in relation to a share as of any specific time shall mean such value as reported for stock exchange transactions determined in accordance with any applicable regulations of the Committee in effect at the relevant time.

     (17) "grantee" means a recipient of an award under the Plan.

     (18) "incentive shares" means an award of shares granted pursuant to
   Section XI.

     (19) "incentive stock option," herein sometimes called an "ISO," means a stock option meeting the requirements of Section 422 of the Code or any successor provision.

     (20) "performance award" means an award of shares, or of units or rights based on, payable in, or otherwise related to shares, granted pursuant to
   Section X.

     (21) "performance period" means any period specified by the grant of a performance award during which specified performance criteria are to be measured.
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     (22) "reporting person" means a person subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of the Company.

     (23) "restricted stock" means any share issued with the restriction that the holder may not sell, transfer, pledge, or assign such share and such other restrictions (which may include, but are not limited to, restrictions on the right to vote or receive dividends) which may expire separately or in combination, at one time or in installments, all as specified by the grant.

     (24) "Return on Equity" means, for any performance period, consolidated net income of the Company for such period, before extraordinary or unusual items and the cumulative effect of any change in accounting principles, divided by average shareholder equity (adjusted for any extraordinary or unusual items and the cumulative effect of any change in accounting principles), all as determined in accordance with generally accepted accounting principles, consistently applied.

     (25) "Revenues" means, for any performance period, (a) in respect of the Company, the consolidated net sales of the Company for such period, and (b) in respect of a business unit of the Company, the net sales of said business unit for such period.

     (26) "Rule 16b-3" means Rule 16b-3 (or any successor thereto) under the Exchange Act that exempts transactions under employee benefit plans, as in effect from time to time.

     (27) "Section 162(m)" means Section 162(m) of the Code and the regulations thereunder, as in effect from time to time.

     (28) "share" means a share of Common Stock of the Company issued and reacquired by the Company or previously authorized but unissued.

     (29) "stock appreciation right," herein sometimes called a "SAR," means the right of the holder thereon to receive, pursuant to the terms of the SAR, a number of shares or cash or a combination of shares and cash, based on the increase in the value of the number of shares specified in the SAR, as more particularly set forth in Section VIII.

     (30) "terminate" means cease to be an employee, except by death, but a change of employment from the Company or one affiliate to another affiliate or to the Company shall not be considered a termination.

     (31) "terminate normally" for an employee participating in the Plan means terminate

         (a)at normal retirement time for that employee, or

         (b) as a result of that employee's becoming incapacitated, or

         (c) with written approval of the Committee given in the context of recognition that all or a specified portion of the outstanding awards to that employee will not expire or be forfeited or annulled because of such termination and, in each such case, without being terminated by reason of detrimental activity.
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     (32) "year" means calendar year.

III.  ADMINISTRATION.

     (1) The Plan shall be administered by the Committee, which shall have authority:

            (a) to determine the employees of the Company and its affiliates to whom, and the times at which, awards shall be granted, and the number of shares to be subject to each such award, taking into account the nature of services rendered by the particular employee, the employee's potential contribution to the long-term success of the Company and/or its affiliates and such other factors as the Committee in its discretion shall deem relevant;

            (b) to interpret the Plan and to establish rules and regulations relating to it;

            (c) to prescribe the terms and provisions of the awards; and

            (d) to make all other determinations necessary or advisable in order to administer the Plan.

     (2) The Committee may delegate to the Chief Executive Officer and/or to other senior officers of the Company its duties under the Plan pursuant to such conditions and limitations as the Committee may establish, except that only the Committee may make any awards or other discretionary determinations regarding grants to reporting persons.

     (3) All decisions of the Committee upon questions concerning the Plan, or any award, shall be binding and conclusive upon the individual employees involved and all persons claiming under them.

     (4) With respect to reporting persons, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or any action by an authority under the Plan fails to so comply, such provision or action shall, without further action by any person, be deemed to be automatically amended to the extent necessary to effect compliance with Rule 16b-3, provided that if such provision or action cannot be amended to effect such compliance, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the appropriate authority. Each award to a reporting person under the Plan shall be deemed issued subject to the foregoing qualification.

     (5) An award under the Plan is not transferable except, as provided in the award, by will or the laws of descent and distribution, and is not subject, in whole or in part, to attachment, execution, or levy of any kind. The designation by a grantee of a designated beneficiary shall not constitute a transfer.

     (6) Any rights with respect to an award granted under the Plan existing after the grantee dies are exercisable by the grantee's designated beneficiary or, if there is no designated beneficiary, by the grantee's personal representative.
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     (7) Except as otherwise provided herein, a particular form of award may be granted to an eligible employee either alone or in addition to other awards hereunder. The provisions of particular forms of award need not be the same with respect to each recipient.

     (8) The Plan and all action taken under it shall be governed by the laws of the State of Connecticut.

IV.  TERM.

   The term of the Plan begins on the date shareholder approval of the Plan is obtained and ends on February 25, 2009.

V.  SHARES SUBJECT TO THE PLAN.

   Subject to the provisions of Section VI, (a) the aggregate number of shares of the Common Stock of the Company that may be effectively issued under the Plan shall not exceed the sum of (i) 1,500,000 shares plus (ii) the number of shares available for new awards under the Company's 1994 Long Term Incentive Plan (the "1994 Plan"); and (b) the aggregate number of shares of the Common Stock of the Company that may be effectively granted under the Plan to any eligible employee in any given year shall not exceed 150,000. In the event that any award expires, lapses or terminates without issuance of unrestricted shares, the shares allocable to such award shall again be available for issuance under the Plan. The number of shares issued under the Plan will be determined net of any previously-owned shares tendered by the holder of a Plan award in payment of the exercise price or withholding taxes and net of any shares withheld for the payment of withholding taxes.

VI.  ADJUSTMENTS.

   Whenever a stock split, stock dividend, or other relevant change in capitalization which the Committee determines to be dilutive to outstanding awards occurs,

     (1) the number of shares that can thereafter be obtained under outstanding awards and the purchase price per share, if any, under such awards,

     (2) the number of shares that may be effectively granted to any employee in any year, and

     (3) every number of shares used in determining whether a particular award is grantable thereafter,

shall be adjusted as the Committee determines is appropriate.

VII.  STOCK OPTIONS.

   One or more stock options may be granted to any eligible employee. Each stock option so granted shall be subject to such terms and conditions as the Committee shall impose, which shall include the following:

     (1) The exercise price per share shall be specified by the grant, but shall in no instance be less
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   than 100 percent of fair market value at the time of grant. Payment of the exercise price shall be made in cash, shares, or other consideration in accordance with the terms of the Plan and any applicable regulations of the Committee in effect at the time and valued at fair market value on the date of exercise of the stock option.

     (2) Unless the Committee determines otherwise, if the grantee has terminated before a stock option or portion thereof becomes exercisable, that stock option or portion thereof shall be forfeited and shall never become exercisable. Except as otherwise specified by the grant, a stock option shall become immediately exercisable in full upon the death of the grantee.

     (3) Any stock option or portion thereof that is exercisable is exercisable for the full amount or for any part thereof, except as otherwise provided by the grant.

     (4) Each stock option ceases to be exercisable, as to any share, when the stock option is exercised to purchase that share, or when a related SAR is exercised either by the holder or automatically in accordance with its terms, or when the stock option expires. To the extent a SAR included in a stock option is exercised, such stock option shall be deemed to have been exercised and shall not be deemed to have expired.

     (5) A stock option or portion thereof that is exercisable shall expire in the following situations:

        (a) if the grantee is then living, it shall expire at the earliest of:

            (i) ten years after it is granted,

            (ii) five years after the grantee terminates normally, or

            (iii) any earlier time specified by the grant;

        (b) if the grantee terminates, but does not terminate normally, it shall expire at the time of termination;

        (c) if the grantee is determined to have engaged in detrimental activity, it shall expire as of the date of such determination; or

        (d) if the grantee dies, it shall expire at the earlier of:

            (i) three years after the grantee's death, or

            (ii) any earlier time specified by the grant;

        but, in any case, no later than ten years after it is granted.

     (6) Except to the extent otherwise specified in this Section VII (6), stock options granted hereunder may be designated as ISOs. To the extent that the aggregate fair market value of shares with respect to which stock options designated as ISOs are exercisable for the first time by any grantee during any year (under all plans of the Company and any affiliate thereof) exceeds $100,000, such stock options shall be treated as not being ISOs. The foregoing shall be applied
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   by taking stock options into account in the order in which they were granted.
   For the purposes of the foregoing, the fair market value of any share shall be determined as of the time the stock option with respect to such share is granted. In the event the foregoing results in a portion of a stock option designated as an ISO exceeding the above $100,000 limitation, only such excess shall be treated as not being an ISO.

VIII.  STOCK APPRECIATION RIGHTS.

   (1) A SAR may be granted to an eligible employee as a separate award or as a component of another award. Any such SAR shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that
(a) such SAR shall entitle the holder thereof, upon exercise thereof in accordance with such SAR and the regulations of the Committee, to receive from the Company that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price per share specified by the grant of such SAR (which shall in no instance be less than 100 percent of fair market value at the time of grant) times the number of shares specified in such SAR, or portion thereof, which is so exercised; and (b) such SAR shall be exercisable, or be forfeited or expire, upon the same conditions set forth for freestanding options in Section VII, paragraphs (2), (3), (4), and (5).

   (2) Any stock option granted under the Plan may include a SAR, either at the time of grant or by amendment. A SAR included in a stock option shall be subject to such terms and conditions as the Committee shall impose, which shall include provisions that (a) such SAR shall be exercisable to the extent, and only to the extent, the stock option is exercisable; and (b) such SAR shall entitle the optionee to surrender to the Company unexercised the stock option in which the SAR is included, or any portion thereof, and to receive from the Company in exchange therefor that number of shares having an aggregate value equal to the excess of the fair market value, at the time of exercise of such SAR, of one share over the exercise price specified in such stock option times the number of shares specified in such stock option, or portion thereof, which is so surrendered.

   (3) A SAR may provide that such SAR shall be deemed to have been exercised at the close of business on the business day preceding the expiration of such SAR or the related stock option, if any, if at such time such SAR has positive value and would have expired in accordance with the conditions set forth in Section VII (5)(a).

IX.  RESTRICTED STOCK.

   (1) An award of restricted stock may be granted hereunder to an eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of restricted stock shall be specified by the grant.

   (2) Any restricted stock issued hereunder may be evidenced in such manner as the Committee in its sole discretion shall deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of shares of restricted stock awarded hereunder, such certificate shall bear an appropriate legend with respect to the restrictions applicable to such award.

   (3) Except as otherwise specified by the grant, if a holder of record of restricted stock terminates,
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but does not terminate normally, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder and reacquired by the Company. Except as otherwise specified by the grant, if a holder of record of restricted stock terminates normally or dies, any and all remaining restrictions with respect to such restricted stock shall expire. Notwithstanding the foregoing, if a holder of record of restricted stock is determined to have engaged in detrimental activity, all shares of restricted stock (whether or not stock certificates have been issued) then held by such holder and then subject to restriction shall be forfeited by such holder as of the date of such determination and shall be reacquired by the Company.

X.  PERFORMANCE AWARDS.

   (1) Performance awards may be granted hereunder to an eligible employee, for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. Performance awards may be granted in the form of shares, restricted stock, incentive shares or in such other form of award as the Committee may determine. The terms and conditions of performance awards shall be established by the Committee and specified by the grant; provided, however, that, in order to entitle the Company to deduct, for U.S. income tax purposes, the compensation resulting from such awards, the Committee will grant such awards, if at all, at such times, in such manner and upon such terms and conditions as are necessary or appropriate in order, in each case, to comply with the applicable requirements of Section 162(m).

   (2) Performance awards shall require the attainment of objective, pre-established goals based on one or more of the following criteria: Business Contribution, Earnings Per Share, Return on Equity, or Revenues. The extent to which any such performance criteria have been achieved shall be conclusively determined by the Committee in accordance with the requirements of Section 162(m). The maximum amount that may be payable to any individual in any year under performance awards that are not measured in shares is $500,000.

   (3) Except as otherwise specified by the grant, if the grantee terminates, but does not terminate normally, any performance award or installment thereof not payable prior to the grantee's termination shall be annulled as of the date of termination. If the grantee is determined to have engaged in detrimental activity, any performance award or installment thereof not payable prior to the date of such determination shall be annulled as of such date.

XI.  INCENTIVE SHARES.

   (1) An incentive award may be granted hereunder in the form of shares. Incentive shares may be granted to an eligible employee for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant. The terms and conditions of incentive shares shall be specified by the grant.

   (2) Incentive shares may be paid to the grantee in a single installment or in installments and may be paid at the time of the grant or deferred to a later date or dates. Each grant shall specify the time and method of payment as determined by the Committee, provided that no such determination shall authorize delivery of shares to be made later than the tenth anniversary of the grantee's date of termination.
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   (3) If any incentive shares are payable after the grantee dies, such shares shall be payable

     (a) to the grantee's designated beneficiary or, if there is no designated beneficiary, to the grantee's personal representative, and

     (b) either in the form specified by the grant or otherwise, as may be determined in the individual case by the Committee under the Plan.

   (4) Any grant of incentive shares is provisional, as to any share, until delivery of the certificate representing such share. If, while the grant is provisional,

     (a) the grantee terminates, but does not terminate normally, or

     (b) the grantee is determined to have engaged in detrimental activity,

the grant shall be annulled as of the date of termination, or the date of such determination, as the case may be.

XII.  DIVIDEND EQUIVALENT RIGHTS; INTEREST EQUIVALENTS.

   (1) A DER may be granted hereunder to an eligible employee, as a component of another award or as a separate award. The terms and conditions of DERs shall be specified by the grant. Dividend equivalents credited to the holder of a DER may be paid currently or may be deemed to be reinvested in additional shares (which may thereafter accrue additional dividend equivalents.) Any such reinvestment shall be at fair market value at the time thereof. DERs may be settled in cash or shares or a combination thereof, in a single installment or installments. A DER granted as a component of another award may provide that such DER shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such DER shall expire or be forfeited or annulled under the same conditions as such other award. A DER granted as a component of another award may also contain terms and conditions different from such other award.

   (2) Any award under the Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

XIII.  OTHER AWARDS.

   Other forms of award based on, payable in, or otherwise related in whole or in part to shares may be granted to an eligible employee under the Plan if the Committee determines that such awards are consistent with the purposes and restrictions of the Plan. The terms and conditions of such awards shall be specified by the grant. Such awards shall be granted for no cash consideration, for such minimum consideration as may be required by applicable law, or for such other consideration as may be specified by the grant.
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XIV.  AMENDMENTS TO THE PLAN.

   The Board can from time to time amend or terminate the Plan, or any provision thereof, except that approval of the shareholders of the Company shall be required for any amendment (1) to increase the maximum number of shares that may be effectively granted as awards hereunder; (2) to decrease the minimum exercise price per share of a stock option or SAR; or (3) for which such approval is otherwise necessary to comply with Rule 16b-3 or any other applicable law, regulation, or listing requirement, or to qualify for an exemption or characterization that is deemed desirable by the Board.

XV.  WITHHOLDING TAXES.

   The Company shall have the right to deduct from any cash payment made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment. It shall be a condition to the obligation of the Company to deliver shares or securities of the Company upon exercise of a stock option or SAR, upon settlement of a performance award or DER, upon delivery of restricted stock or incentive shares, or upon exercise, settlement, or payment of any other award under the Plan, that the grantee of such award pay to the Company such amount as may be requested by the Company for the purpose of satisfying any liability for such withholding taxes. Any award under the Plan may provide by the grant that the grantee of such award may elect, in accordance with any applicable regulations of the Committee, to pay a portion or all of the amount of such minimum required or additional permitted withholding taxes in shares. The grantee shall authorize the Company to withhold, or shall agree to surrender back to the Company, on or about the date such withholding tax liability is determinable, shares previously owned by such grantee or a portion of the shares that were or otherwise would be distributed to such grantee pursuant to such award having a fair market value equal to the amount of such required or permitted withholding taxes to be paid in shares.